Exhibit 10(ll)

                                 PROMISSORY NOTE


U.S. $45,000.00                                                Boulder, Colorado
                                                               October 3, 1995

     FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay Springhill Holdings , Ltd., a corporation organized pursuant to the 1aws of the British Vigin Islands, and with its principal place of business located in the Channel Islands, or order, ("Note Holder") the principal sum of Forty-five Thousand NO/l00 ($45,000.00) U. S. Dollars, with interest accruing at the rate of Ten percent (10%) per annum. Payment of principal and interest, as accruing, shall be payable at the offices of Note Holder, or such other place as the Note Holder may designate, in one payment due on or before one year from the date of this Note. As additional consideration to induce Note Holder to undertake the loan subject hereto, Borrower hereby agrees to issue to Note Holder shares of Borrower's common stock as included in Exhibit "A" attached hereto and incorporated herein as if set forth. The various rights and obligations relevant to such common stock are included in that certain Registration Rights Agreement, by and between the parties hereto, attached hereto as Exhibit "B" and incorporated herein as if set forth.

     In the event payments due hereunder are not tendered within ten (10) days from the date the same become due ("event of default"), the entire principal shall accrue interest at the rate of Eighteen percent (18%) per annum and the failure to make any payment or principal or interest when due or any default under any encumbrance or agreement securing this Note shall cause the whole Note to become due at once (acceleration). In the event of default, Borrower shall be additionally obligated to tender the full number of its common shares to Note Holder as indicated in Exhibit "A" hereto.

     Payments received for application to this Note shall be applied first to the payment of late charges and fees, if any, second to the payment of accrued interest at the increased rate specified herein, if any, and the balance applied in reduction of the principal amount hereof.

     This Note is secured by that certain Security Agreement by and between the parties hereto, dated even date hereof, attached hereto and incorporated herein as Exhibit "C".

     Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments. Further, the number of shares of Borrower's common stock shall be reduced as indicated in Exhibit "A" hereto.

     The Borrower agrees to pay to the Note Holder, when incurred,



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all costs and  expenses  incidental  to  collection  of the  amounts due herein, including but not limited to, reasonable attorneys fees and costs of collection, regardless of whether Note Holder elects to commence legal action to enforce this Note.

     Presentment, notice of dishonor, and protest are hereby waived by and all other makers, sureties, guarantors and endorses hereof. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorses, and their successors and assigns.

     Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by certified mail, return receipt requested, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designated by notice to the Note Holder.


                                    BORROWER:  SYTRON, INC., f/k/a
                                               MHB TECHNOLOGY, INC.

                                    By: /s/  Richard T. Case
                                        ----------------------------------------
                                        Richard T. Case, President

Borrower' s Address:
5353 Manhattan Circle
Suite 201
Boulder, Colorado 80303









                                        2



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                                   EXHIBIT "A"

Repayment Period (1)                                       Number of Shares
--------------------                                       ----------------

     3 months                                                    9,000
     4 months                                                   11,700
     5 months                                                   14,400
     6 months                                                   17,100
     7 months                                                   20,400
     8 months                                                   22,500
     9 months                                                   25,200
    10 months                                                   29,700
    11 months                                                   32,400
    12 months                                                   34,200

----------------
(1) In the event the full amount of principal and interest are not paid on the anniversary date as indicated, the applicable number of common shares shall be tendered.